Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

September 2010 Performance Update

The Frontier Fund Supplement Dated September 30, 2010 to Prospectus Dated April 30, 2010

The Frontier Fund Class 1 Original

T H E    F R O N T I E R    F U N D’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

September performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	September 30, 2010	September 30, 2010	NAV / Unit
	MTD	YTD
Balanced Series-1	2.30%	7.23%	$127.11
Balanced Series-1a	2.25%	6.56%	$112.42
Campbell/Graham/Tiverton Series-1	2.60%	0.92%	$105.62
Currency Series-1	0.22%	3.72%	$80.91
Long/Short Commodity Series-1	8.31%	3.32%	$117.55
Winton/Graham Series-1	0.52%	3.49%	$113.90
Winton Series-1	0.53%	10.84%	$130.31
Long Only Commodity Series-1	8.02%	-0.89%	$82.84
Managed Futures Index Series-1	-1.61%	1.80%	$114.56

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of September 30, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$4,541,331.27
Unrealized trading gain/(loss)			4,160,947.55
Less: commissions			(338,391.47)
Less: FCM fees			(95,249.27)
Foreign currency gain/(loss)			139,937.03
Interest income			2,062.61

Total Income			8,410,637.72

EXPENSES

Management fees			153,985.83
Incentive fees			1,155,380.37
Broker service fees			687,380.12

Total Expenses			1,996,746.32

Net Income (Loss)			$6,413,891.40

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,260,813.12120	$280,902,924.44	124.25
Current month additions	487.08715	59,751.08
Current month redemptions	(20,124.28907)	(2,496,186.93)
Net Income (loss) for current month		6,413,891.40

Net Asset Value, end of current month	2,241,175.91928	$284,880,379.99	127.11

	Monthly rate of return		2.30%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$83,193.18
Unrealized trading gain/(loss)			78,548.96
Less: commissions			(6,215.93)
Less: FCM fees			(1,744.69)
Foreign currency gain/(loss)			2,565.41
Interest income			4,357.72

Total Income			160,704.65

EXPENSES

Trading Fee			9,915.59
Management fees			2,851.90
Incentive fees			21,965.56
Broker service fees			12,590.59

Total Expenses			47,323.64

Net Income (Loss)			$113,381.01

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	47,187.93633	$5,188,086.45	109.95
Current month additions	4.98854	541.48
Current month redemptions	(1,275.40318)	(140,032.43)
Net Income (loss) for current month		113,381.01

Net Asset Value, end of current month	45,917.52169	$5,161,976.51	112.42

	Monthly rate of return		2.25%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$533,308.96
Unrealized trading gain/(loss)			1,437,328.62
Less: commissions			(35,462.53)
Less: FCM fees			(25,240.29)
Foreign currency gain/(loss)			34,458.49
Interest income			1,579.98

Total Income			1,945,973.23

EXPENSES

Management fees			174,740.26
Incentive fees			—
Broker service fees			153,287.06

Total Expenses			328,027.32

Net Income (Loss)			$1,617,945.91

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	610,378.78688	$62,829,230.96	102.93
Current month additions	89.41389	9,032.68
Current month redemptions	(7,114.59585)	(732,808.71)
Net Income (loss) for current month		1,617,945.91

Net Asset Value, end of current month	603,353.60492	$63,723,400.84	105.62

	Monthly rate of return		2.60%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(91,149.40)
Unrealized trading gain/(loss)			125,981.13
Less: FCM fees			(2,790.66)
Interest income			4,439.91

Total Income			36,480.98

EXPENSES

Management fees			4,492.17
Incentive fees			—
Broker service fees			17,049.47

Total Expenses			21,541.64

Net Income (Loss)			$14,939.34

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	86,013.08209	$6,943,897.54	80.73
Current month additions	66.89853	5,392.78
Current month redemptions	(570.59991)	(46,020.43)
Net Income (loss) for current month		14,939.34

Net Asset Value, end of current month	85,509.38071	$6,918,209.23	80.91

	Monthly rate of return		0.22%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$885,116.51
Unrealized trading gain/(loss)			2,208,587.24
Less: commissions			(66,992.14)
Less: FCM fees			(14,015.75)
Foreign currency gain/(loss)			(213.09)
Interest income			64,331.91

Total Income			3,076,814.68

EXPENSES

Management fees			149,955.78
Incentive fees			106,502.27
Broker service fees			85,270.66

Total Expenses			341,728.71

Net Income (Loss)			$2,735,085.97

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	305,245.32434	$33,129,893.27	108.54
Current month additions	78.35945	8,942.16
Current month redemptions	(6,682.54133)	(768,332.05)
Net Income (loss) for current month		2,735,085.97

Net Asset Value, end of current month	298,641.14246	$35,105,589.35	117.55

	Monthly rate of return		8.31%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(31,830.31)
Unrealized trading gain/(loss)			538,457.69
Less: commissions			(23,880.81)
Less: FCM fees			(18,123.41)
Foreign currency gain/(loss)			(1,799.97)
Interest income			14,293.25

Total Income			477,116.44

EXPENSES

Management fees			127,662.39
Incentive fees			20,679.58
Broker service fees			109,929.27

Total Expenses			258,271.24

Net Income (Loss)			$218,845.20

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	405,868.85014	$45,989,094.17	113.31
Current month additions	110.84445	12,028.55
Current month redemptions	(6,904.81663)	(765,056.57)
Net Income (loss) for current month		218,845.20

Net Asset Value, end of current month	399,074.87796	$45,454,911.35	113.90

	Monthly rate of return		0.52%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(378,304.25)
Unrealized trading gain/(loss)			866,391.19
Less: commissions			(5,736.77)
Less: FCM fees			(19,535.92)
Foreign currency gain/(loss)			6,082.77
Interest income			35,211.48

Total Income			504,108.50

EXPENSES

Management fees			97,093.89
Incentive fees			31,168.43
Broker service fees			119,021.82

Total Expenses			247,284.14

Net Income (Loss)			$256,824.36

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	378,319.18560	$49,041,648.68	129.63
Current month additions	188.45448	23,677.57
Current month redemptions	(4,794.81070)	(621,827.84)
Net Income (loss) for current month		256,824.36

Net Asset Value, end of current month	373,712.82938	$48,700,322.77	130.31

	Monthly rate of return		0.53%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$245,916.50
Unrealized trading gain/(loss)			229.29
Less: commissions			—
Less: FCM fees			(1,271.90)
Foreign currency gain/(loss)			—
Interest income			5,449.97

Total Income			250,323.86

EXPENSES

Management fees			3,233.07
Incentive fees			—
Broker service fees			5,190.65

Total Expenses			8,423.72

Net Income (Loss)			$241,900.14

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	39,446.30232	$3,025,061.00	76.69
Current month additions	0.96635	77.87
Current month redemptions	(430.21876)	(34,815.16)
Net Income (loss) for current month		241,900.14

Net Asset Value, end of current month	39,017.04991	$3,232,223.85	82.84

	Monthly rate of return		8.02%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(27,232.45)
Unrealized trading gain/(loss)			3,485.92
Less: commissions			(650.56)
Less: FCM fees			(659.15)
Foreign currency gain/(loss)			865.91
Interest income			2,500.31

Total Income			(21,690.02)

EXPENSES

Management fees			3,028.15
Incentive fees			—
Broker service fees			2,655.24

Total Expenses			5,683.39

Net Income (Loss)			$(27,373.41)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	14,511.39422	$1,689,662.29	116.44
Current month additions	—	—
Current month redemptions	(376.38946)	(42,991.11)
Net Income (loss) for current month		(27,373.41)

Net Asset Value, end of current month	14,135.00476	$1,619,297.77	114.56

	Monthly rate of return		-1.61%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 1